As filed with the Securities and Exchange Commission on October 15, 2010
Registration No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

New Ships, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0607005 (I.R.S. Employer Identification No.)
1840 Century Park East Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)
Registrant’s telephone number, including area code:
(310) 553-6262

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $1.00 per share	The New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None.

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Item 1. Business
          The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.
Item 1A. Risk Factors
          The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.
Item 2. Financial Information
          The information required by this item is contained under the sections “Summary,” “Description of Capital Stock,” “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.
Item 3. Properties
          The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management
          The information required by this item is contained under the section “Security Ownership of Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.
Item 5. Directors and Executive Officers
          The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.
Item 6. Executive Compensation
          The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence
          The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.
Item 8. Legal Proceedings
          The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
          The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividends,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities
          None.

Item 11. Description of Registrant’s Securities to be Registered
          The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement. That section is incorporated herein by reference.
Item 12. Indemnification of Directors and Officers
          The information required by this item is contained under the section “Description of Capital Stock—Liability and Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
          The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
          None.
Item 15. Financial Statements and Exhibits
          (a) Financial Statements
          The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.
          (b) Exhibits
          The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement.*
3.1	Form of Restated Certificate of Incorporation of New Ships, Inc.*
3.2	Form of Restated Bylaws of New Ships, Inc.*
4.1	Form of certificate representing shares of common stock, par value $1.00 per share, of New Ships, Inc.*
10.1	Form of Employee Matters Agreement between Northrop Grumman and New Ships, Inc.*
10.2	Form of Insurance Matters Agreement between Northrop Grumman and New Ships, Inc.*
10.3	Form of Intellectual Property License Agreement between Northrop Grumman and New Ships, Inc.*
10.4	Form of Litigation Management and Coordination Agreement between Northrop Grumman and New Ships, Inc.*
10.5	Form of Tax Sharing Agreement between Northrop Grumman and New Ships, Inc.*
10.6	Form of Transition Services Agreement between Northrop Grumman and New Ships, Inc.*
10.7	Loan Agreement dated as of May 1, 1999 between Ingalls Shipbuilding, Inc. and the Mississippi Business Finance Corporation relating to the Economic Revenue Development Bonds (Ingalls Shipbuilding, Inc. Project) Taxable Series 1999A due 2024.
10.8	Indenture of Trust dated as of May 1, 1999 between the Mississippi Business Finance Corporation and The First National Bank of Chicago, as Trustee, relating to the Economic Revenue Development Bonds (Ingalls Shipbuilding, Inc. Project) Taxable Series 1999A due 2024.
10.9	Guaranty Agreement dated as of May 1, 1999 between Litton Industries, Inc. and the First National Bank of Chicago, as Trustee.
10.10	Assumption of Guaranty of Litton Industries, Inc. dated as of January 1, 2003 by Northrop Grumman Systems Corporation.
10.11	Loan Agreement dated as of December 1, 2006 between Northrop Grumman Ship Systems, Inc. and the Mississippi Business Finance Corporation relating to the Gulf Opportunity Zone Industrial Development Revenue Bonds (Northrop Grumman Ship Systems, Inc. Project), Series 2006 due

2028.
10.12	Trust Indenture dated as of December 1, 2006 between the Mississippi Business Finance Corporation and The Bank of New York Trust Company, N.A., as Trustee, relating to the Gulf Opportunity Zone Industrial Development Revenue Bonds (Northrop Grumman Ship Systems, Inc. Project), Series 2006 due 2028.
10.13	Guaranty Agreement dated as of December 1, 2006 between Northrop Grumman Corporation and The Bank of New York Trust Company, N.A., as Trustee.
10.14	Performance and Indemnity Agreement dated as of between New Ships, Inc. and Titan II Inc.*
10.15	Performance and Indemnity Agreement dated as of between New Ships, Inc. and Titan II Inc.*
10.16	Performance and Indemnity Agreement dated as of between New Ships, Inc. and Titan II Inc.*
21.1	Subsidiaries of New Ships, Inc.
99.1	Information Statement.

*	To be filed by amendment.

SIGNATURES
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW SHIPS, INC.
By:	/s/ C. Michael Petters
President and Chief Executive Officer
Date: October 15, 2010

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